SUBADVISORY AGREEMENT



                  AGREEMENT executed as of November 20, 1997 by and between TRAUTMAN KRAMER CAPITAL MANAGEMENT, INC. ("Trautman Kramer") and TOCQUEVILLE ASSET MANAGEMENT, L.P. ("Sub-Adviser").

                  WHEREAS, Trautman Kramer desires to retain the Sub-Adviser to furnish investment advisory services to Trautman Kramer in connection with the underlying investment funds specified on Schedule A hereto (collectively, the "Funds," and each, a "Fund"), each of which is an investment portfolio of The Trautman Kramer Trust (the "Trust"); and

                  WHEREAS, Sub-Adviser is willing to make available to Trautman Kramer and to the Funds certain sub-investment advisory services;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                  1. Appointment. Trautman Kramer hereby appoints the Sub-Adviser to provide certain sub-investment advisory services for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                  2. Management. Subject always to the supervision of Trautman Kramer and the Trust's Board of Trustees, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, the portions of the portfolios of the Funds allocated to it by Trautman Kramer, and place all orders for the purchase and sale of securities for such portions of the portfolios of the Funds. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Trust's organizational documentation, and the stated investment objective, policies and restrictions of the Funds, as amended, will use its best efforts to safeguard and promote the welfare of the Funds, and will comply with other policies which the Trust's Board of Trustees or Trautman Kramer, as the case may be, may from time to time determine and communicate to the Sub-Adviser. The Sub-Adviser and Trautman Kramer shall each make its officers and employees available to the other from time to time to review investment policies for the Funds and to consult with each other regarding the investment affairs of the Funds. The Sub-Adviser shall report to the Trust's Board of Trustees and to Trautman Kramer with respect to the implementation of such program.

                  The Sub-Adviser further agrees that it:


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                    (a) will  use the same  skill  and  care in  providing  such services as it uses in providing services to other accounts for which it has investment management responsibilities;

                    (b) will conform with all applicable rules and regulations of the SEC and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any other governmental authority pertaining to the investment advisory activities of the Sub- Adviser;

                    (c) will not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

                    (d) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. The Sub-Adviser may select affiliated persons of the Trust or the Sub-Adviser to the extent permitted pursuant to the Trust's procedures for securities transactions with affiliated brokers pursuant to
                    Section 17(e)(2) and Rule 17e-1 under the Investment Company Act. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain best execution of orders, which shall mean quality execution at favorable securities prices. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research, advice and other services;

                    (e) will report regularly to the Trust and to Trautman Kramer and will make appropriate persons available for the purpose of reviewing with representatives of Trautman Kramer on a regular basis the management of the Funds, including,
                    without   limitation,   review  of  the  general  investment
                    strategy of the Fund, interest rate considerations and general conditions affecting the marketplace;

                    (f) will maintain books and records with respect to the Funds' securities transactions as are required by applicable laws and regulations to be maintained and will furnish the Trust's Board of Trustees such periodic and special reports as are required by applicable laws and regulations to be furnished or as the Board may reasonably request;

                    (g) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when


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                    requested to divulge such  information  by duly  constituted authorities, or when so requested by the Trust;

                    (h) will receive the recommendations as to guidelines and benchmarks of Trautman Kramer with respect to the investment and reinvestment of the assets of the Funds and perform its duties hereunder in accordance therewith;

                    (i) in making investment recommendations for the Funds, the Sub- Adviser's personnel will not inquire as to or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's accounts are clients of the Sub-Adviser or of its affiliates. In dealing with such clients, the Sub-Adviser and its affiliates will not inquire as to or take into consideration whether securities of those customers are held by the Trust; and

                    (j) will provide advice and recommendations with respect to other aspects of the business and affairs of the Funds and perform such other functions related to the provision of investment management services as Trautman Kramer may reasonably request.

                  3. Books and Records. In compliance with Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust on behalf of Trautman Kramer are the property of the Trust and further agrees to surrender promptly to the Trust or to Trautman Kramer any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2 adopted under the 1940 Act all records required to be maintained by Sub-Adviser on behalf of Trautman Kramer under Rule 3la-1 under the 1940 Act.

                  4. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

                  5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Trautman Kramer will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears at the annual rate set forth on Schedule A, based on each Fund's average daily net assets.


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                 In the event that investment advisory fees charged to a Fund by
Trautman Kramer are waived, deferred or reduced, then sub-advisory fees payable in accordance with this Paragraph 5 shall be proportionally waived, deferred or reduced. Such fee reduction, if applicable, shall be applied on a monthly basis at the time each payment of sub-advisory fees is due hereunder. If investment advisory fees are deferred by Trautman Kramer and recovered from the Fund at a later date, then the sub-advisory fees deferred in conjunction with the deferral of the investment advisory fees shall be proportionally recouped from Trautman Kramer by the Sub-Adviser at such later date.

                  6. Services Not Exclusive. The investment management services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                  7. Limitation of Liability. The Sub-Adviser and its officers, directors and employees shall not be liable for any error of judgment or mistake of law or for any loss suffered by Trautman Kramer or by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  8. Duration and Termination. This Agreement will become effective as of the date first written above in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for a one-year term.

                  Thereafter, if not terminated, this Agreement shall continue in effect as to each Fund for successive one-year periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or Trautman Kramer, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of that Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time


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on sixty days' written notice,  without the payment of any penalty, by the Trust
(by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund), by Trautman Kramer, or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment, or in the event of the termination of Trautman Kramer's investment advisory agreement with the Funds. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the meaning ascribed to such terms in the 1940 Act.)

                  9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  10. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York.

                  11. Limit of Liability. The terms "The Trautman Kramer Trust" and "Trustees" (of the Trust) refer, respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust's organizational documentation, to which reference is hereby made. The obligations of "The Trautman Kramer Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Funds, and all persons dealing with the Funds or other series of the Trust must look solely to the assets of the Funds for the enforcement of any claims against the Trust.

                  12.   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall constitute an original and both of which, collectively, shall constitute one agreement.


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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this instrument to be executed by their officers designated below as of the day and year first above written.

                        TRAUTMAN KRAMER CAPITAL MANAGEMENT, INC.

                        By: /s/Robert Kramer
                           -------------------------------------

                       Title: Chairman
                             -----------------------------------

                       TOCQUEVILLE ASSET MANAGEMENT, L.P.

                        By: /s/Robert Kleinschmidt
                           -------------------------------------

                       Title: President of the General Partner
                             -----------------------------------


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                                   SCHEDULE A


Name of Series                            Annual Rate
--------------                            -----------
Trautman Kramer Value Plus Fund           .50% of average daily net assets